BLUE BIRD DELIVERS STRONG FISCAL 2018
FIRST QUARTER FINANCIAL PERFORMANCE;
INCREASES FULL YEAR GUIDANCE

Unit Sales up 14%, Net Loss reduced by $0.7 million,
Adjusted Diluted EPS up $0.03, Adjusted EBITDA up $2.7 million and Adjusted Free Cash Flow $3.0 million better

Macon, GA, February 7, 2018 – Blue Bird Corporation (“Blue Bird”) (Nasdaq: BLBD), the leading independent designer and manufacturer of school buses, announced today its fiscal 2018 first quarter results

First Quarter Highlights

•	Bus sales for the quarter totaled 1,705 buses, 212 units (or 14%) higher than the same period last year.

•	Net sales for the first quarter of $162.5 million, $25.9 million (or 19%) higher than the same period last year.

•	First quarter net loss was $(7.8) million, an improvement of $0.7 million compared with the same period last year.

•
First quarter GAAP diluted earnings per share of $(0.36), was an improvement of $0.06 compared with the same period last year. Adjusted Diluted Earnings per Share was $(0.10) for the first quarter, an improvement of $0.03.

•	First quarter Adjusted EBITDA[1] of $5.3 million was up $2.7 million compared with the same period last year.

•
First quarter net cash provided by operating activities was $(33.8) million, $1.6 million better than the same period last year. Adjusted Free Cash Flow[1] for first quarter was $31.8 million, an improvement of $3.0 million compared with the first quarter of last year.

•	Net debt as of December 30, 2017 was $126.2 million, $17.5 million (or 12.2%) lower than the same time last year.

•	Gross margin in the quarter was 12.7%, down 60 bps. from last year.

•	Increasing full-year fiscal 2018 net sales guidance to $1,010 million - $1,040 million, Adjusted EBITDA guidance to $80 - $85 million and Adjusted Free Cash Flow guidance to $40 - $45 million.

(in millions except EPS data)	Three Months Ended December 30, 2017	B/(W) 2017
Unit Sales	1,705	212
GAAP Measures:
Revenue	$162.5	$25.9
Net Income	$(7.8)	$0.7
Diluted Earnings per Share	$(0.36)	$0.06
Non-GAAP Measures[1]:
Adjusted EBITDA	$5.3	$2.7
Adjusted Net Loss	$(1.7)	$0.4
Adjusted Diluted Earnings per Share	$(0.10)	$0.03
1 Reconciliation to relevant GAAP metrics shown below

“We are pleased with our first quarter performance, with improvements in nearly all aspects of the business," said Phil Horlock, President and Chief Executive Officer of Blue Bird Corporation. “We are excited about the investments we are making to improve quality, reduce cost and increase capacity, which will drive higher profitability and margins. Continuing to invest in differentiated products that customers want and value is a core priority in Blue Bird, as evidenced by another quarter of strong growth and leadership in sales of our alternative-fuel powered school buses. We are pleased to announce that we are raising our full-year fiscal 2018 net revenue guidance to $1,010 million - $1,040 million, Adjusted EBITDA guidance to $80 - $85 million and Adjusted Free Cash Flow guidance to $40 - $45 million.”

First Quarter 2018 Results

Net Sales
Total net sales were $162.5 million for the first quarter of fiscal 2018, an increase of $25.9 million, or 18.9%, from prior year period. Bus unit sales were 1,705 units for the quarter compared with 1,493 units for the same period last year.

Gross Profit
First quarter gross profit of $20.6 million represents an increase of $2.5 million from the first quarter of last year.

Net Income/Loss
Net loss was $7.8 million for the first quarter of fiscal 2018, an increase of $0.7 million compared with the same period last year.

Adjusted Net Income/Loss
Adjusted Net Loss was $1.7 million, representing an improvement of $0.4 million compared with the same period last year.

Adjusted EBITDA
Adjusted EBITDA was $5.3 million, or 3.3% of net sales, representing an increase of $2.7 million compared with the first quarter of the prior year.

Conference Call Details

Blue Bird will discuss its first quarter 2018 results and other related matters in a conference call at 8:00 AM ET today. Participants may listen to the audio portion of the conference call either through a live audio webcast on the Company's website or by telephone. The slide presentation and webcast can be accessed via the Investor Relations portion of Blue Bird's website at www.blue-bird.com.

•
Webcast participants should log on and register at least 15 minutes prior to the start time on the Investor Relations homepage of Blue Bird’s website at http://investors.blue-bird.com. Click the link in the events box on the Investor Relations landing page.

•	Participants desiring audio only should dial 800-281-7829 or 323-794-2140.

A replay of the webcast will be available approximately two hours after the call concludes via the same link on Blue Bird’s website.

About Blue Bird Corporation

Blue Bird is the leading independent designer and manufacturer of school buses, with more than 550,000 buses sold since its formation in 1927 and approximately 180,000 buses in operation today. Blue Bird’s longevity and reputation in the school bus industry have made it an iconic American brand. Blue Bird distinguishes itself from its principal competitors by its singular focus on the design, engineering, manufacture and sale of school buses and related parts. As the only manufacturer of chassis and body production specifically designed for school bus applications, Blue Bird is recognized as an industry leader for school bus innovation, safety, product quality/reliability/durability, operating costs and drivability. In addition, Blue Bird is the market leader in alternative fuel applications with its propane-powered and compressed natural gas-powered school buses. Blue Bird manufactures school buses at two facilities in Fort Valley, Georgia. Its Micro Bird joint venture operates a manufacturing facility in Drummondville, Quebec, Canada. Service and after-market parts are distributed from Blue Bird’s parts distribution center located in Delaware, Ohio.

Key Non-GAAP Financial Measures We Use to Evaluate Our Performance

This press release includes the following non-GAAP financial measures “Adjusted EBITDA,” "Adjusted EBITDA Margin," "Adjusted Net Income (Loss)," "Adjusted Diluted Earnings per Share," “Free Cash Flow” and “Adjusted Free Cash Flow” because management views these metrics as a useful way to look at the performance of our operations between periods and to exclude decisions on capital investment and financing that might otherwise impact the review of profitability of the business based on present market conditions.

Adjusted EBITDA is defined as net income prior to discontinued operations income or loss, interest income, interest expense, income taxes, and depreciation, amortization, and disposals, as adjusted to add back certain charges that we may record each year, such as stock-compensation expense and transaction costs, as these expenses are not considered an indicator of ongoing company performance. We define Adjusted EBITDA margin as Adjusted EBITDA as a percentage of net sales. Adjusted Net Income (Loss) is net income as adjusted to add back certain transaction costs not considered an indicator of ongoing company performance. Adjusted diluted earnings per share represents Adjusted Net Income (Loss) by diluted weighted average common shares outstanding (as if we had GAAP net income during the respective period). Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net Income (Loss), and Adjusted Diluted Earnings per Share are not measures of performance defined in accordance with GAAP. The measures are used as a supplement to GAAP results in evaluating certain aspects of our business, as described below.

We believe that Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net Income (Loss), and Adjusted Diluted Earnings per Share are useful to investors in evaluating our performance because the measures consider the performance of our operations, excluding decisions made with respect to capital investment, financing, and other expenses. We believe that the non-GAAP metrics offer additional financial metrics that, when coupled with the GAAP results and the reconciliation to GAAP results, provide a more complete understanding of our results of operations and the factors and trends affecting our business.

Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net Income (Loss) and Adjusted Diluted Earnings per Share should not be considered as alternatives to net income or GAAP earnings per share as an indicator of our performance or as alternatives to any other measure prescribed by GAAP as there are limitations to using such non-GAAP measures. Although we believe the non-GAAP measures may enhance the evaluation of our operating performance based on recent revenue generation and product/overhead cost control because they exclude the impact of prior decisions made about capital investment, financing, and other expenses, (i) other companies in Blue Bird’s industry may define Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net Income (Loss), and Adjusted Diluted Earnings per Share differently than we do and, as a result, they may not be comparable to similarly titled measures used by other companies in Blue Bird’s industry, and (ii) Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net Income (Loss), and Adjusted Diluted Earnings per Share exclude certain financial information that some may consider important in evaluating our performance.

We compensate for these limitations by providing disclosure of the differences between Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net Income (Loss), and Adjusted Diluted Earnings per Share and GAAP results, including providing a reconciliation to GAAP results, to enable investors to perform their own analysis of our operating results.

Our measures of “Free Cash Flow” and "Adjusted Free Cash Flow" are used in addition to and in conjunction with results presented in accordance with GAAP and free cash flow and adjusted free cash flow should not be relied upon to the exclusion of GAAP financial measures. Free cash flow and adjusted free cash flow reflect an additional way of viewing our liquidity that, when viewed with our GAAP results, provides a more complete understanding of factors and trends affecting our cash flows. We strongly encourage investors to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure.

We define free cash flow as net cash provided by/used in operations minus cash paid for fixed assets. We define adjusted free cash flow as free cash flow minus cash paid for special compensation and other business combination expenses. We use free cash flow and adjusted free cash flow, and ratios based on both, to conduct and evaluate our business because, although it is similar to cash flow from operations, we believe it is a more conservative measure of cash flow since purchases of fixed assets and intangible assets are a necessary component of ongoing operations. In limited circumstances in which proceeds from sales of fixed or intangible assets exceed purchases, free cash flow would exceed cash flow from operations. However, since we do not anticipate being a net seller of fixed or intangible assets, we expect free cash flow to be less than operating cash flows.

Forward Looking Statements

This press release includes forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to expectations for future financial performance, business strategies or expectations for our business. Specifically, forward-looking statements include statements in this press release regarding guidance, seasonality, product mix and gross profits and may include statements relating to:

•	Inherent limitations of internal controls impacting financial statements

•	Growth opportunities

•	Future profitability

•	Ability to expand market share

•	Customer demand for certain products

•	Economic conditions that could affect fuel costs, commodity costs, industry size and financial conditions of our dealers and suppliers

•	Labor or other constraints on the Company’s ability to maintain a competitive cost structure

•	Volatility in the tax base and other funding sources that support the purchase of buses by our end customers

•	Lower or higher than anticipated market acceptance for our products

•	Other statements preceded by, followed by or that include the words “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “target” or similar expressions

These forward-looking statements are based on information available as of the date of this press release, and current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. The factors described above, as well as risk factors described in reports filed with the SEC by us (available at www.sec.gov), could cause our actual results to differ materially from estimates or expectations reflected in such forward-looking statements.

Contact:
Mark Benfield
Investor Relations & Government Affairs
(478) 822-2315
Mark.Benfield@blue-bird.com

BLUE BIRD CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)

(in thousands except for share data)	December 30, 2017	September 30, 2017
Assets
Current assets
Cash and cash equivalents	$23,208	$62,616
Accounts receivable, net	6,279	10,148
Inventories	74,332	76,155
Other current assets	9,980	11,528
Total current assets	$113,799	$160,447
Property, plant and equipment, net	36,185	34,708
Goodwill	18,825	18,825
Intangible assets, net	56,979	57,481
Equity investment in affiliate	11,675	11,625
Deferred tax asset	10,283	11,755
Other assets	1,091	975
Total assets	$248,837	$295,816
Liabilities and Stockholders' Deficit
Current liabilities
Accounts payable	$60,669	$87,331
Warranty	8,113	8,573
Accrued expenses	10,943	18,229
Deferred warranty income	6,821	6,776
Other current liabilities	8,078	9,847
Current portion of senior term debt	8,000	8,000
Total current liabilities	$102,624	$138,756
Long-term liabilities
Long-term debt	$141,418	$143,224
Warranty	11,675	12,337
Deferred warranty income	12,387	12,519
Other liabilities	15,233	15,064
Pension	30,816	32,426
Total long-term liabilities	$211,529	$215,570
Stockholders' deficit
Preferred stock, $0.0001 par value, 10,000,000 shares authorized, 400,000 issued with liquidation preference of $40,000 at December 30, 2017 and September 30, 2017	$40,000	$40,000
Common stock, $0.0001 par value, 100,000,000 shares authorized, 23,914,310 and 23,739,344 issued and outstanding at December 30, 2017 and September 30, 2017, respectively.	2	2
Additional paid-in capital	45,888	45,418
Accumulated deficit	(107,894)	(100,055)
Accumulated other comprehensive loss	(43,312)	(43,875)
Total stockholders' deficit	$(65,316)	$(58,510)
Total liabilities and stockholders' deficit	$248,837	$295,816

BLUE BIRD CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended
(in thousands except for share data)	December 30, 2017	December 31, 2016
Net sales	$162,549	$136,660
Cost of goods sold	141,901	118,462
Gross profit	$20,648	$18,198
Operating expenses
Selling, general and administrative expenses	25,918	18,192
Operating (loss) profit	$(5,270)	$6
Interest expense	(1,452)	(2,688)
Interest income	15	7
Other income (expense), net	170	(127)
Loss on debt extinguishment	—	(10,142)
Loss before income taxes	$(6,537)	$(12,944)
Income tax (expense) benefit	(1,352)	3,672
Equity in net income of non-consolidated affiliate	50	749
Net loss	$(7,839)	$(8,523)

Earnings per share:
Net loss (from above)	$(7,839)	$(8,523)
Less: preferred stock dividends	770	953
Net loss available to common stockholders	$(8,609)	$(9,476)

Basic weighted average shares outstanding	23,924,045	22,596,314
Diluted weighted average shares outstanding	23,924,045	22,596,314

Basic loss per share	$(0.36)	$(0.42)
Diluted loss per share	$(0.36)	$(0.42)

BLUE BIRD CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended
(in thousands of dollars)	December 30, 2017	December 31, 2016
Cash flows from operating activities
Net loss	$(7,839)	$(8,523)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	2,097	2,023
Amortization of debt costs	194	514
Share-based compensation	624	—
Equity in net income of affiliate	(50)	(749)
Deferred taxes	1,155	(3,875)
Amortization of deferred actuarial pension losses	880	1,573
Loss on debt extinguishment	—	10,142
Changes in assets and liabilities:
Accounts receivable	3,869	1,363
Inventories	1,823	(18,059)
Other assets	1,432	(23)
Accounts payable	(26,285)	(10,831)
Accrued expenses, pension and other liabilities	(11,708)	(5,761)
Total adjustments	$(25,969)	$(23,683)
Total cash used in operating activities	$(33,808)	$(32,206)
Cash flows from investing activities
Cash paid for fixed assets	(3,449)	(2,956)
Total cash used in investing activities	$(3,449)	$(2,956)
Cash flows from financing activities
Repayments under the former senior term loan	$—	$(161,500)
Borrowings under new term loan	—	156,887
Repayments under the new term loan	(2,000)	—
Cash paid for capital leases	(38)	(42)
Cash paid for debt issuance costs	—	(210)
Cash paid to extinguish debt	—	(507)
Payment of dividends on preferred stock	(770)	(953)
Cash paid for employee taxes on stock option exercises	—	(613)
Proceeds from exercises of warrants	3,640	2,790
Common stock repurchases under the share repurchase program	(2,983)	—
Total cash used in financing activities	$(2,151)	$(4,148)
Change in cash and cash equivalents	(39,408)	(39,310)
Cash and cash equivalents, beginning of period	62,616	52,861
Cash and cash equivalents, end of period	$23,208	$13,551

Supplemental disclosures of cash flow information
Cash paid during the period for:
Interest paid, net of interest received	$1,289	$1,866
Income tax paid, net of tax refunds	25	503
Non-cash investing and financing activities
Change in accounts payable for capital additions to property, plant and equipment	(377)	(1,866)
Cashless exercise of stock options	—	2,900

Reconciliation of Net Loss to Adjusted EBITDA
(Unaudited)

	Three Months Ended
(in thousands of dollars)	December 30, 2017	December 31, 2016
Net loss	$(7,839)	$(8,523)
Adjustments:
Discontinued operations (income) loss	(87)	127
Interest expense, net	1,437	2,681
Income tax expense	1,352	(3,672)
Depreciation, amortization, and disposals	2,111	2,037
Loss on debt extinguishment	—	10,142
Operational transformation initiatives	6,958	—
Business combination expenses	—	(174)
Share-based compensation	624	—
Product redesign initiatives	740	—
Adjusted EBITDA	$5,296	$2,618
Adjusted EBITDA margin (percentage of net sales)	3.3%	1.9%

Reconciliation of Free Cash Flow to Adjusted Free Cash Flow
(Unaudited)

	Three Months Ended
(in thousands of dollars)	December 30, 2017	December 31, 2016
Net cash used in operating activities	$(33,808)	$(32,206)
Cash paid for fixed assets	(3,449)	(2,956)
Free cash flow	$(37,257)	$(35,162)
Cash paid for operational transformation initiatives	(4,674)	—
Cash paid for product redesign initiatives	(740)	—
Cash paid for business combination expenses	—	(313)
Adjusted free cash flow	(31,843)	(34,849)

Reconciliation of Net Loss to Adjusted Net Loss
(Unaudited)

	Three Months Ended
(in thousands of dollars)	December 30, 2017	December 31, 2016
Net loss	$(7,839)	$(8,523)
Adjustments, net of tax benefit or expense (1)
Operational transformation initiatives	5,219	—
Loss on debt extinguishment	—	6,491
Business combination expenses	—	(111)
Share-based compensation	468	—
Product redesign initiatives	555	—
Discontinued operations (income) loss	(65)	95
Adjusted net loss, non-GAAP	$(1,663)	$(2,048)

(1) Amounts are net of estimated statutory tax rates of 25% and 36% for the three months ended December 30, 2017 and December 31, 2016, respectively.

Reconciliation of Diluted EPS to Adjusted Diluted EPS
(Unaudited)

	Three Months Ended
	December 30, 2017	December 31, 2016
Diluted earnings per share	$(0.36)	$(0.42)
One-time charge adjustments, net of tax benefit or expense	0.26	0.29
Adjusted diluted earnings per share, non-GAAP (1)	$(0.10)	$(0.13)
Weighted average dilutive shares outstanding	25,171,951	26,910,378

(1) Numerator is adjusted loss, non-GAAP.